UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 2, 2007
AMSCAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21827	13-3911462
(State or OtherJurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Grasslands Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 345-2020
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry Into A Material Definitive Agreement.
On November 2, 2007, Party City Franchise Group, LLC (“PCFG”), an indirect subsidiary of Amscan Holdings, Inc. (the “Company”), entered into a Credit Agreement (the “Credit Agreement”), among PCFG, CIT Group/Business Credit, Inc., as Administrative Agent and Collateral Agent, Newstar Financial, Inc., as Syndication Agent, CIT Capital Securities LLC, as Sole Arranger, and the Lenders party thereto. PCFG and Party City Franchise Group Holdings, LLC (“Party City Holdings”), the sole member of PCFG and an indirect majority owned subsidiary of the Company, have been designated by the board of directors of the Company as “Unrestricted Subsidiaries” pursuant to the Company’s existing ABL and term loan credit facilities and the indenture governing the 8.75% senior subordinated notes and neither PCFG nor Party City Holdings will be guarantors of the Company’s existing credit facilities or indenture. PCFG’s credit facility described below is a stand alone facility for PCFG and is not guaranteed by the Company or its other subsidiaries.
A description of the material terms of the Credit Agreement follows.
CREDIT AGREEMENT
Pursuant to the Credit Agreement, PCFG borrowed $30,000,000 in term loans and obtained a committed revolving credit facility in an aggregate principal amount of up to $20,000,000 for working capital and general corporate purposes and the issuance of letters of credit (of up to $5,000,000 at any time outstanding). The term loans and approximately $811,000 from an initial revolving borrowing of $10,000,000 were used to pay a portion of the purchase price of the acquisitions of retail stores from franchisees as described in Item 2.01.
INTEREST RATES AND FEES
The Credit Agreement provides for two pricing options: (i) an alternate base rate (“ABR”) equal to the greater of (a) JPMorgan Chase Bank’s prime rate in effect on such day and (b) the federal funds effective rate in effect on such day plus 1/2 of 1% or (ii) an adjusted LIBO rate determined by reference to the cost of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. At closing the applicable margin was 2.75% with respect to ABR borrowings and 4.25% with respect to LIBO borrowings, provided, however, that from and after the delivery of financial statements of Party City Holdings for the fiscal quarter ending December 31, 2008, the applicable margin will be subject to a single decrease of 0.50%, based on Party City Holdings’ total leverage ratio.
In addition to paying interest on outstanding principal under the Credit Agreement, PCFG is required to pay a quarterly commitment fee equal to 0.50% in respect of the unutilized revolving commitments thereunder. PCFG must also pay customary letter of credit fees and agency fees.
PREPAYMENTS
The Credit Agreement provides that the term loans may be voluntarily prepaid and the revolving loan commitments be permanently reduced, provided that, as a condition to any optional prepayment of the term loans or permanent reduction in the revolving loan commitments any time prior to May 1, 2008, PCFG shall pay, in certain circumstances, a premium equal to 1.00% of the principal amount prepaid. Upon prior notice, PCFG may prepay any borrowing of the revolving loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBO loans.
The term loans are subject to mandatory prepayment out of (i) 100% of net proceeds arising from asset sales, insurance and condemnation proceeds, subject to certain exceptions and reinvestment provisions, (ii) 100% of net proceeds arising from certain equity or debt issuances by Party City Holdings or its subsidiaries subject to certain exceptions, and (iii) commencing with the fiscal year ending December 31, 2008, 75% (which percentage will be reduced to 50% or to 0% depending on Party City Holdings’ total leverage ratio being less than certain specified ratios) of the Excess Cash Flow of Party City Holdings.

AMORTIZATION
PCFG is required to repay installments on the term loans in quarterly principal amounts of $500,000 beginning on December 31, 2007 and ending September 30, 2009, increasing to $750,000 beginning on December 31, 2009 and ending September 30, 2012, with the remaining amount payable on the maturity date of November 1, 2012.
There is no scheduled amortization for the revolving loans. The principal amount outstanding on the revolving loans under the Credit Agreement is due and payable in full on November 1, 2012.
GUARANTEE AND SECURITY
The obligations of PCFG under the Credit Agreement are jointly and severally guaranteed by Party City Holdings. Party City Holdings has secured its obligations under the guaranty by a first priority lien on substantially all of its assets. PCFG has secured its obligations under the Credit Agreement by a first priority lien on substantially all of its assets.
CERTAIN COVENANTS AND EVENTS OF DEFAULT
The Credit Agreement contains a number of customary negative covenants that restrict, subject to certain exceptions, the ability of Party City Holdings and its subsidiaries to take certain actions.
The Credit Agreement requires Party City Holdings and its subsidiaries to maintain a leverage ratio, fixed charge coverage ratio and minimum EBITDA. The Credit Agreement also contains certain customary affirmative covenants and events of default.
Section 2 — Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets.
On November 2, 2007, Party City Corporation (“Party City”), an indirect subsidiary of the Company, and its subsidiaries completed the acquisition of new stores from franchisees in a series of transactions involving Party City, Party City Franchise Group Holdings, LLC (“Party City Holdings”), a majority owned subsidiary of Party City, and Party City Franchise Group, LLC (“PCFG”), a wholly-owned subsidiary of Party City Holdings. Party City acquired 9 retail stores located in New Jersey, New York and Pennsylvania from Party Supermarket, Inc., Party City of 22, Inc., Party City of Jersey City, Inc., Party City of Oceanside, Inc., Party City of Ralph Avenue, Inc., Party City of Watchung, Inc. and Party City of Woodbridge, Inc. Party City contributed cash and 11 of its corporate retail stores located in Florida to Party City Holdings. Party City Holdings and PCFG acquired a total of 55 retail stores located in Florida and Georgia from franchisees Party City of Atlanta, Inc., Party Supermarket, Inc., M&M Party, Inc., Party City of Bonita Springs, Inc., Party City of Ft. Myers, Inc., Party City of Hialeah, Inc., Party City of Little Havana, Inc., Party City of Miami (Doral), Inc., Party City of Naples, Inc., Party City of West Dade, Inc. and Party City of Winter Garden, Inc. PCFG will operate the acquired 66 stores in the Florida and Georgia regions. The franchisee sellers received approximately $80 million in cash and, in certain instances, equity interests in Party City Holdings in exchange for the retail stores. The acquisitions were financed through the combination of cash contributed by Party City, borrowings under the Company’s existing credit facility and a new credit facility entered into by PCFG and equity issued in exchange for certain stores. PCFG and Party City Holdings are unrestricted subsidiaries under the Company’s existing debt facilities and the new PCFG credit facility is a stand alone facility which is not guaranteed by the Company or its other subsidiaries.
The full text of the November 8, 2007 press release issued by the Company’s parent is attached hereto as Exhibit 99.01 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits:

Exhibit No.	Description

99.01	Press Release of AAH Holdings Corporation, dated November 8, 2007. Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSCAN HOLDINGS, INC. (Registrant)
Dated: November 8, 2007	By:	/s/ Michael Correale
		Name:	Michael Correale
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.01	Press Release of AAH Holdings Corporation, dated November 8, 2007. Filed herewith.